UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2012

SUBURBAN PROPANE PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-14222	22-3410353
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 Route 10 West Whippany, NJ	07981
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (973) 887-5300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Indenture

On August 1, 2012, Suburban Propane Partners, L.P., a Delaware limited partnership (“Suburban”) and Suburban Energy Finance Corp., its wholly-owned direct subsidiary (the “Corporation,” together with Suburban, the “Issuers”) entered into an indenture (the “Indenture”), by and among the Issuers and the Bank of New York Mellon, as Trustee, relating to the Issuers’ 7-1/2% Senior Notes due 2018 (the “2018 Notes”) and 7-3/8% Senior Notes due 2021 (the “2021 Notes,” and together with the 2018 Notes, the “Notes”), pursuant to which the Issuers issued an aggregate principal amount of $496,557,000 of the 2018 Notes and an aggregate principal amount of $503,443,000 of the 2021 Notes.

The 2018 Notes will pay interest at the rate of 7 1/2% per annum which, in each case will be payable semi-annually in arrears on April 1 and October 1, commencing on October 1, 2012.

The 2021 Notes will pay interest at the rate of 7 3/8% per annum, which, in each case will be payable semi-annually in arrears on February 1 and August 1, commencing on February 1, 2013.

The Notes will be unsecured, senior obligations and rank senior in right of payment to any future subordinated indebtedness and pari passu in right of payment to all of Suburban’s existing and future unsecured senior indebtedness. The Notes will be structurally subordinated to the indebtedness and other liabilities of all of Suburban’s subsidiaries, including the indebtedness and other liabilities of its operating partnership, Suburban Propane L.P. (the “Operating Partnership”), and its subsidiaries and effectively subordinated to Suburban’s secured indebtedness to the extent of the value of the assets securing such indebtedness.

The Indenture contains covenants that, among other things, limit the Issuers’ ability and the ability of Suburban’s restricted subsidiaries (as defined in the Indenture) to:

•	incur additional debt or issue preferred stock;

•	pay dividends or make other distributions on, redeem or repurchase Suburban’s capital stock;

•	make investments or other restricted payments;

•	enter into transactions with affiliates;

•	sell, transfer or issue shares of capital stock of restricted subsidiaries;

•	create liens on Suburban’s assets;

•	transfer or sell assets;

•	restrict dividends or other payments to Suburban; and

•	effect a consolidation, liquidation or merger.

These covenants are subject to important limitations and exceptions that are described in the Indenture.

The Notes were issued in connection with the previously announced offers to exchange (the “Exchange Offers”) any and all of the outstanding unsecured 7% Senior Notes due 2018 and

6 7/8% Senior Notes due 2021 issued by Inergy, L.P., a Delaware limited partnership (“Inergy”), and Inergy Finance Corp. for a combination of newly issued Notes of the Issuers and cash. The Exchange Offers were conducted in connection with, and conditioned upon, the consummation of the Inergy Propane Acquisition (as defined below). In addition to the issuance of the Notes, Suburban paid $184.8 million as cash consideration and $65.0 million as consent payments to tendering Inergy noteholders pursuant to the Exchange Offers and related consent solicitations (the “Consent Solicitations”). Further details regarding the consummation of the Inergy Propane Acquisition are set forth under Item 2.01 below.

A copy of the Indenture is filed herewith as Exhibit 4.1 and incorporated herein by reference. The form of 2018 Notes issued pursuant to the Indenture is included as Annex A-1 to the Indenture and incorporated herein by reference. The form of 2021 Notes issued pursuant to the Indenture is included as Annex A-2 to the Indenture and incorporated herein by reference.

First Amendment to the Amended and Restated Credit Agreement

As previously disclosed, on April 25, 2012 we entered into a commitment letter (the “Bank Commitment Letter”) with certain of our lenders who are party to the Credit Agreement (as defined herein) pursuant to which such lenders committed to provide (i) in the aggregate, subject to the satisfaction of certain conditions precedent, an up to $250.0 million senior secured 364-day incremental term loan facility (the “364-Day Facility”) and (ii) an increase in the aggregate, subject to the satisfaction of certain conditions precedent, of our existing revolving credit facility under the Credit Agreement from $250.0 million to $400.0 million (the “Commitment Increase”).

In addition, as previously disclosed, on April 25, 2012, Suburban and the Operating Partnership received consents (“Credit Agreement Consents”) from the requisite lenders under the Amended and Restated Credit Agreement, dated as of January 5, 2012 (the “Credit Agreement”) to enable it on the closing date of the Inergy Propane Acquisition (as defined below) to incur additional indebtedness, make amendments to the Credit Agreement to adjust certain covenants, and otherwise perform its obligations as contemplated by the Inergy Propane Acquisition.

In order to implement the Bank Commitment Letter and the Credit Agreement Consents, on August 1, 2012, Suburban and the Operating Partnership entered into the First Amendment to the Credit Agreement (the “First Amendment to the Credit Agreement”) with Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer and the other lenders named therein (collectively, the “Lenders”). The First Amendment to the Credit Agreement includes the 364-Day Facility, the Commitment Increase, amendments to covenants relating thereto and the Credit Agreement Consents and provision for the reinstatement and increase from $150.0 million to $250.0 million of the existing uncommitted incremental term facility under the Credit Agreement when the 364-Day Facility is repaid or prepaid in full.

On August 1, 2012, we drew $225.0 million on the 364-Day Facility, which, together with available cash, we used for the purposes of paying (i) cash consideration pursuant to the Exchange Offers and Consent Solicitations, (ii) costs and fees related to the Exchange Offers and Consent Solicitations, and (iii) costs and expenses related to the Inergy Propane Acquisition. We intend to repay such borrowings with an equity financing in the future, subject to market conditions.

A copy of the First Amendment to the Credit Agreement is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets

On August 1, 2012, Suburban consummated its acquisition of the retail propane business of Inergy in exchange for consideration of approximately $1.8 billion (as determined on April 25, 2012), in accordance with the terms of the Contribution Agreement, dated April 25, 2012, as amended on June 15, 2012, July 6, 2012 and July 19, 2012 (the “Contribution Agreement”), by and among Suburban, Inergy, Inergy GP, LLC, a Delaware limited liability company (“Inergy GP”), and Inergy Sales & Service, Inc., a Delaware corporation (“Inergy Sales” and together with Inergy and Inergy GP, the “Contributors”). The acquisition of Inergy’s retail propane business and the related transactions contemplated by the terms of the Contribution Agreement are referred to as the “Inergy Propane Acquisition.”

The Inergy Propane Acquisition consideration consisted of (i) $1.0 billion in aggregate principal amount of newly issued Notes and $184.8 million in cash issued or paid to Inergy noteholders pursuant to the Exchange Offers (as discussed in Item 1.01 above); and (ii) $590.0 million of new Suburban common units distributed to Inergy and Inergy Sales, all but $5.9 million of which will subsequently be distributed by Inergy to its unitholders.

The complete descriptions of the Contribution Agreement, the amendments thereto and the transactions contemplated thereby set forth in Item 1.01 of each of Suburban’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on April 26, 2012, June 15, 2012, July 6, 2012 and July 19, 2012 are incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition

The following information, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On August 2, 2012, Suburban issued a press release (the “Press Release”) describing its Fiscal 2012 Third Quarter Financial Results. A copy of the Press Release has been furnished as Exhibit 99.1 to this Current Report.

Within the Press Release, we reference earnings before interest, income taxes, depreciation and amortization (“EBITDA”) which is considered a non-GAAP financial measure. Additionally, we discuss EBITDA, net income and net income per Common Unit, excluding the impact of unrealized (non-cash) gains or losses attributable to mark-to-market activity on derivative instruments, as well as acquisition-related costs associated with the Inergy Propane Acquisition (“Adjusted EBITDA”).

We provide these non-GAAP financial measures because we believe that they assist the investment community in properly assessing our liquidity on a year-over-year basis. In addition, we believe that these non-GAAP financial measures provide useful information to investors and industry analysts that facilitates the comparison of cash flows between periods for purposes of evaluating our ability to meet our debt service obligations and to pay quarterly distributions. In addition, certain of our incentive compensation plans covering executives and other employees utilize Adjusted EBITDA as the performance target. Moreover, our Credit Agreement requires us to use Adjusted EBITDA as a component in calculating our leverage and interest coverage ratios.

A reconciliation of Adjusted EBITDA to net cash used in operating activities is presented in the Press Release furnished as Exhibit 99.1 to this Current Report.

We also reference gross margins, computed as revenues less cost of products sold as those amounts are reported on the consolidated financial statements. Since cost of products sold does not include depreciation and amortization expense, the gross margin we reference is considered a non-GAAP financial measure. Given the nature of our business, the level of profitability in the retail propane, fuel oil, natural gas and electricity businesses is largely dependent on the difference between retail sales price and product cost. Therefore, we discuss gross margins in order to provide investors and industry analysts with useful information to facilitate their understanding of the impact of the commodity prices on profitability.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

Section 9.08 of the Indenture restricts the ability of Suburban and its restricted subsidiaries to pay dividends or distributions on Suburban’s outstanding common units, unless such payment does not exceed: (i) if the Consolidated Fixed Charge Coverage Ratio (as defined in the Indenture) of Suburban is greater than 1.75 to 1.00 an amount equal to Available Cash (as defined in the Indenture) for the immediately preceding fiscal quarter, or (ii) if the Consolidated Fixed Charge Coverage Ratio (as defined in the Indenture) of Suburban is equal to or less than 1.75 to 1.00, an amount equal to the sum of (a) $115.0 million, less (b) the aggregate amount of all Restricted Payments (as defined in the Indenture) made by Suburban and its restricted subsidiaries from the date of the Indenture through the last fiscal quarter, plus (c) the aggregate net cash proceeds received by Suburban from certain capital stock issuances, plus (d) the cash return of capital with respect to specified investments sold for cash, plus (e) the net reduction of specified investments. Such restriction is subject to certain important enumerated exceptions set forth in the Indenture.

Information concerning the Indenture is set forth in Item 1.01, which information is incorporated herein by reference into this Item 3.03.

Forward-Looking Statements

Information contained in this Current Report on Form 8-K may contain forward-looking statements. Some of these statements can be identified by the use of forward-looking terminology such as “prospects,” “outlook,” “believes,” “estimates,” “intends,” “may,” “will,” “should,” “anticipates,” “expects” or “plans” or the negative or other variation of these or similar words, or by discussion of trends and conditions, strategies or risks and uncertainties. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those discussed or implied in such forward-looking statements. They include statements regarding the timing and expected benefits to Suburban of the Inergy Propane Acquisition, and also include statements relating to or regarding:

•	the cost savings, transaction costs or integration costs that Suburban anticipates to arise from the Inergy Propane Acquisition;

•	various actions to be taken or requirements to be met in connection with integrating the operations of Inergy Propane into Suburban’s operations;

•	revenue, income and operations of the combined company;

•	future issuances of debt and equity securities and Suburban’s ability to achieve financing; and

•	other objectives, expectations and intentions and other statements that are not historical facts.

These forward-looking statements are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.

These forward-looking statements are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, including those discussed in the “Risk Factors” sections of Suburban’s filings with the SEC, could cause actual results to differ materially from those described in the forward-looking statements:

•	expected cost savings from the Inergy Propane Acquisition may not be fully realized or realized within the expected time frame;

•	Suburban’s revenue following the Inergy Propane Acquisition may be lower than expected;

•	weather conditions may occur resulting in reduced demand;

•	the costs or difficulties related to the integration of the acquired businesses of Inergy Propane and Suburban may be greater than expected;

•	general economic conditions, either internationally or nationally or in the jurisdictions in which Suburban is doing business, may be less favorable than expected;

•	Suburban may be unable to retain key personnel after the Inergy Propane Acquisition; and

•	operating, legal and regulatory risks.

These risks and other factors that may impact Suburban’s assumptions are more particularly described under the captions “Risk Factors” in Suburban’s filings with the SEC, including under the caption “Risk Factors” in Suburban’s Annual Report on Form 10-K for the fiscal year ended September 24, 2011 and Quarterly Reports on Form 10-Q for the quarterly periods ended December 24, 2011 and March 24, 2012. While Suburban believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors on, and it is impossible to anticipate all factors that could affect, Suburban’s actual results. All subsequent written and oral forward-looking statements attributable to Suburban or persons acting on its behalf, are expressly qualified in their entirety by these cautionary statements. None of Suburban or any other party undertakes any obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

4.1	Indenture, dated as of August 1, 2012, relating to the 7-1/2% Senior Notes due 2018 and the 7-3/8% Senior Notes due 2021, among Suburban Propane Partners, L.P., Suburban Energy Finance Corp. and The Bank of New York Mellon, as Trustee, including the form of 7-1/2% Senior Notes due 2018 and the form of 7-3/8% Senior Notes due 2021.

10.1	First Amendment to the Amended and Restated Credit Agreement, among Suburban Propane, L.P., Suburban Propane Partners, L.P. and Bank of America, N.A., as Administrative Agent, and the Lenders party thereto, dated August 1, 2012.

99.1	Press Release of Suburban Propane Partners, L.P. dated August 2, 2012, announcing the Closing of the Inergy Propane Acquisition and describing the Fiscal 2012 Third Quarter Financial Results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUBURBAN PROPANE PARTNERS, L.P.

Date: August 2, 2012	By:	/s/ Michael A. Stivala
		Name:	Michael A. Stivala
		Title:	Chief Financial Officer

EXHIBIT INDEX

4.1	Indenture, dated as of August 1, 2012, relating to the 7-1/2% Senior Notes due 2018 and the 7-3/8% Senior Notes due 2021, among Suburban Propane Partners, L.P., Suburban Energy Finance Corp. and The Bank of New York Mellon, as Trustee, including the form of 7-1/2% Senior Notes due 2018 and the form of 7-3/8% Senior Notes due 2021.

10.1	First Amendment to the Amended and Restated Credit Agreement, among Suburban Propane, L.P., Suburban Propane Partners, L.P. and Bank of America, N.A., as Administrative Agent, and the Lenders party thereto, dated August 1, 2012.

99.1	Press Release of Suburban Propane Partners, L.P. dated August 2, 2012, announcing the Closing of the Inergy Propane Acquisition and describing the Fiscal 2012 Third Quarter Financial Results.